UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORFOLK SOUTHERN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	52-1188014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Commercial Place Norfolk, Virginia	23510-9241
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.25% Notes due 2021	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-158240

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

For a description of the 3.25% Notes due 2021, reference is made to the information contained in the section captioned "Description of Debt Securities" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-3ASR (No. 333-158240), as amended, and under the heading "Description of the 2021 Notes" in the Registrant's Prospectus Supplement filed pursuant to 424(b)(2) on November 14, 2011, which information is hereby incorporated herein by reference. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2.	Exhibits.

The Registrant intends to register the above referenced notes on The New York Stock Exchange, on which exchange other securities of the Registrant are registered.  Accordingly, copies of the following exhibits are filed as exhibits to this Registration Statement:

4.1
Indenture, dated as of June 1, 2009, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on June 1, 2009.

4.2
Third Supplemental Indenture, dated September 14, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.2 to Norfolk Southern Corporation's Form 8-K filed on September 15, 2011.

4.3
Fourth Supplemental Indenture, dated November 17, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 3.25% Senior Notes due 2021, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation's Form 8-K filed on November 17, 2011.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

By:	/s/ Howard D. McFadden
Name: Howard D. McFadden
Title: Corporate Secretary

Date: January 10, 2012

Exhibit Index

Exhibit No.	Description
4.1
Indenture, dated as of June 1, 2009, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on June 1, 2009.

4.2
Third Supplemental Indenture, dated September 14, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.2 to Norfolk Southern Corporation's Form 8-K filed on September 15, 2011.

4.3
Fourth Supplemental Indenture, dated November 17, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 3.25% Senior Notes due 2021, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation's Form 8-K filed on November 17, 2011.